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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 31, 2000, except for Note 11, as to which the date is May 10, 2000, in the Registration Statement (Form S-1) and related Prospectus of Phase2Media, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

New York, New York
May 10, 2000